Affinity Bancshares, Inc.

Announces Second Quarter 2025

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $2.2 million for the three months ended June 30, 2025, as compared to $1.0 million for the three months ended June 30, 2024.

	At or for the three months ended,
Performance Ratios:	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net income (in thousands)	$2,152	$1,831	$1,345	$1,730	$1,031
Diluted earnings per share	0.33	0.28	0.20	0.26	0.16
Operating income (1)	2,316	1,996	1,738	1,883	1,763
Adjusted diluted earnings per share (1)	0.36	0.30	0.26	0.29	0.27
Common book value per share	19.66	19.25	20.14	20.02	19.49
Tangible book value per share (1)	16.80	16.40	17.30	17.18	16.64
Total assets (in thousands)	933,799	912,496	866,817	878,561	873,582
Return on average assets	0.94%	0.83%	0.61%	0.78%	0.48%
Return on average equity	7.01%	5.68%	4.14%	5.43%	3.33%
Equity to assets	13.29%	13.40%	14.90%	14.61%	14.32%
Tangible equity to tangible assets (1)	11.58%	11.65%	13.08%	12.80%	12.49%
Net interest margin	3.57%	3.52%	3.56%	3.52%	3.71%
Efficiency ratio	65.72%	68.55%	75.95%	71.48%	78.74%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

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Net income was $4.0 million for six months ended June 30, 2025 as compared to $2.4 million for the six months ended June 30, 2024, as a result of an increase in net interest income along with a decrease in noninterest expenses offset by a decrease in noninterest income.
•
Operating income for the six months ended June 30, 2025 was $4.3 million as compared to $3.1 million for the six months ended June 30, 2024.
•
Net income was $2.2 million for three months ended June 30, 2025 as compared to $1.0 million for the three months ended June 30, 2024, as a result of an increase in net interest income along with a decrease in noninterest expenses offset by a decrease in noninterest income.
•
Operating income for the three months ended June 30, 2025 was $2.3 million as compared to $1.8 million for the three months ended June 30, 2024.

Results of Operations

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Net interest income was $15.1 million for the six months ended June 30, 2025 compared to $14.3 million for the six months ended June 30, 2024. The increase was due to an increase in interest income on loans and interest-earning deposits offset by increases in deposit and borrowing costs and a decrease in interest income on investment securities.
•
Net interest margin for the six months ended June 30, 2025 and 2024 remained stable at 3.55%.

•
Noninterest income decreased $269,000 to $1.0 million for the six months ended June 30, 2025, primarily due to lower service charges on deposit accounts and the absence of a gain on the sale of other real estate recorded in 2024.
•
Non-interest expense decreased $1.5 million to $10.8 million for the six months ended June 30, 2025 compared to the 2024 period, due mainly to a decrease in other fees.
•
Net interest income was $7.8 million for the three months ended June 30, 2025 compared to $7.6 million for the three months ended June 30, 2024. The increase was due to an increase in interest income on loans and interest-earning deposits, partially offset by increases in deposit and a decrease in interest income on investment securities.
•
Net interest margin for the three months ended June 30, 2025 decreased to 3.57% from 3.71% for the three months ended June 30, 2024. The decrease in the margin relates to a decrease in our yield on earning assets decreasing 11 basis points while our deposits and borrowing cost of funds only decreased three basis points.
•
Noninterest income decreased $166,000 to $540,000 for the three months ended June 30, 2025, primarily due to lower service charges on deposit accounts and the absence of a gain on the sale of other real estate recorded in 2024.
•
Non-interest expense decreased $1.3 million to $5.5 million for the three months ended June 30, 2025 compared to the 2024 period, due mainly to a decrease in other fees.

Financial Condition

•
Total assets increased $67.0 million to $933.8 million at June 30, 2025 from $866.8 million at December 31, 2024, as we experienced loan growth and an increase in interest earning deposits which was funded from growth in our deposits.
•
Total gross loans increased $17.0 million to $731.1 million at June 30, 2025 from $714.1 million at December 31, 2024. The increase was due to steady loan demand in construction and consumer loans, and commercial loans secured by real estate - owner occupied.
•
Non-owner occupied office loans totaled $39.9 million at June 30, 2025; the average LTV on these loans is 48.8%, including
o
$15.8 million medical/dental tenants and
o
$24.1 million to other various tenants.
•
Investment securities held-to-maturity unrealized gains were $240,000, net of tax. Investment securities available-for-sale unrealized losses were $5.0 million, net of tax.
•
Cash and cash equivalents increased $48.2 million to $89.7 million at June 30, 2025 from $41.4 million at December 31, 2024.
•
Deposits increased by $75.9 million to $749.3 million at June 30, 2025 compared to $673.5 million at December 31, 2024, with a $42.5 million net increase in demand deposits and a $33.4 million increase in certificates of deposits.
•
Borrowings decreased by $4.8 million to $54.0 million at June 30, 2025 compared to $58.8 million at December 31, 2024 as an advance from the Bank Term Funding program was paid in full in first quarter of 2025.
•
Equity decreased $5.0 million to $124.1 million at June 30, 2025 from $129.1 million at December 31, 2024 from payment of $1.50 per share dividend that was declared and paid in first quarter, along with $2.1 million common stock repurchases.

Asset Quality

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Non-performing loans decreased to $4.6 million at June 30, 2025 from $4.8 million at December 31, 2024.
•
The allowance for credit losses as a percentage of non-performing loans was 187.1% at June 30, 2025, as compared to 177.9% at December 31, 2024.
•
Allowance for credit losses to total loans decreased to 1.17% at June 30, 2025 from 1.19% at December 31, 2024.
•
Net loan charge-offs were $79,000 for the six months ended June 30, 2025, as compared to net loan charge-offs of $460,000 for the six months ended June 30, 2024.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended June 30,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$727,975	$11,195	6.17%	$681,903	$10,479	6.18%
Investment securities held-to-maturity	26,854	411	6.14%	34,237	529	6.21%
Investment securities available-for-sale	40,727	355	3.50%	47,581	479	4.05%
Interest-earning deposits and federal funds	72,414	770	4.27%	50,973	648	5.11%
Other investments	6,227	92	5.93%	5,487	87	6.38%
Total interest-earning assets	874,197	12,823	5.88%	820,181	12,222	5.99%
Non-interest-earning assets	47,636			51,122
Total assets	$921,833			$871,303

Interest-bearing liabilities:
Interest-bearing checking accounts	$83,869	$99	0.47%	$89,110	$115	0.52%
Money market accounts	166,401	1,258	3.03%	145,886	1,173	3.23%
Savings accounts	83,494	592	2.84%	73,775	526	2.87%
Certificates of deposit	256,024	2,576	4.04%	218,824	2,285	4.20%
Total interest-bearing deposits	589,788	4,525	3.08%	527,595	4,099	3.12%
FHLB advances and other borrowings	54,000	520	3.86%	63,674	555	3.51%
Total interest-bearing liabilities	643,788	5,045	3.14%	591,269	4,654	3.17%
Non-interest-bearing liabilities	154,844			155,659
Total liabilities	798,632			746,928
Total stockholders' equity	123,201			124,375
Total liabilities and stockholders' equity	$921,833			$871,303
Net interest rate spread			2.74%			2.82%
Net interest income		$7,778			$7,568
Net interest margin			3.57%			3.71%

	For the Six Months Ended June 30,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$720,966	$21,843	6.11%	$673,282	$19,978	5.97%
Investment securities held-to-maturity	27,082	832	6.20%	34,225	1,056	6.20%
Investment securities available-for-sale	39,465	679	3.47%	47,875	942	3.96%
Interest-earning deposits and federal funds	65,896	1,385	4.24%	50,527	1,296	5.16%
Other investments	6,206	189	6.14%	5,467	171	6.29%
Total interest-earning assets	859,615	24,928	5.85%	811,376	23,443	5.81%
Non-interest-earning assets	47,862			51,633
Total assets	$907,477			$863,009

Interest-bearing liabilities:
Interest-bearing checking accounts	$82,740	$182	0.44%	$88,584	$217	0.49%
Money market accounts	161,502	2,421	3.02%	143,243	2,258	3.17%
Savings accounts	81,370	1,147	2.84%	74,093	1,054	2.86%
Certificates of deposit	247,512	5,021	4.09%	219,315	4,571	4.19%
Total interest-bearing deposits	573,124	8,771	3.09%	525,235	8,100	3.10%
FHLB advances and other borrowings	54,426	1,042	3.86%	58,145	1,025	3.55%
Total interest-bearing liabilities	627,550	9,813	3.15%	583,380	9,125	3.15%
Non-interest-bearing liabilities	152,991			156,177
Total liabilities	780,541			739,557
Total stockholders' equity	126,936			123,452
Total liabilities and stockholders' equity	$907,477			$863,009
Net interest rate spread			2.70%			2.66%
Net interest income		$15,115			$14,318
Net interest margin			3.55%			3.55%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

(unaudited)

	June 30, 2025	December 31, 2024
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$5,876	$7,092
Interest-earning deposits in other depository institutions	83,790	34,333
Cash and cash equivalents	89,666	41,425
Investment securities available-for-sale	40,739	36,502
Investment securities held-to-maturity (estimated fair value of $24,724 net of allowance for credit losses of $37 at June 30, 2025 and estimated fair value of $27,286 net of allowance for credit losses of $45 at December 31, 2024)	24,366	27,299
Other investments	6,243	6,175
Loans	731,135	714,115
Allowance for credit loss on loans	(8,542)	(8,496)
Net loans	722,593	705,619
Premises and equipment, net	3,075	3,261
Bank owned life insurance	16,690	16,487
Intangible assets	18,080	18,175
Other assets	12,347	11,874
Total assets	$933,799	$866,817

Liabilities and Stockholders' Equity

Liabilities:
Non-interest-bearing checking	$151,882	$151,395
Interest-bearing checking	83,713	73,841
Money market accounts	167,859	148,752
Savings accounts	89,084	76,053
Certificates of deposit	256,800	223,440
Total deposits	749,338	673,481
Federal Home Loan Bank advances and other borrowings	54,000	58,815
Accrued interest payable and other liabilities	6,361	5,406
Total liabilities	809,699	737,702
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,295,339 issued and outstanding at June 30, 2025 and 6,409,598 issued and outstanding at December 31, 2024)	63	64
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	61,197	62,355
Unearned ESOP shares	(3,915)	(4,378)
Retained earnings	71,756	76,786
Accumulated other comprehensive loss	(5,001)	(5,712)
Total stockholders' equity	124,100	129,115
Total liabilities and stockholders' equity	$933,799	$866,817

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$11,195	$10,479	$21,843	$19,978
Investment securities	858	1,095	1,700	2,169
Interest-earning deposits	770	648	1,385	1,296
Total interest income	12,823	12,222	24,928	23,443
Interest expense:
Deposits	4,525	4,099	8,771	8,100
FHLB advances and other borrowings	520	555	1,042	1,025
Total interest expense	5,045	4,654	9,813	9,125
Net interest income before provision for credit losses	7,778	7,568	15,115	14,318
Provision for credit losses	17	213	67	213
Net interest income after provision for credit losses	7,761	7,355	15,048	14,105
Noninterest income:
Service charges on deposit accounts	337	391	653	786
Net gain on sale of other real estate owned	—	135	—	135
Other	203	180	368	369
Total noninterest income	540	706	1,021	1,290
Noninterest expenses:
Salaries and employee benefits	3,260	3,417	6,619	6,596
Occupancy	595	615	1,200	1,233
Data processing	550	508	1,093	1,019
Other	1,062	2,179	1,914	3,442
Total noninterest expenses	5,467	6,719	10,826	12,290
Income before income taxes	2,834	1,342	5,243	3,105
Income tax expense	682	311	1,260	739
Net income	$2,152	$1,031	$3,983	$2,366
Weighted average common shares outstanding
Basic	6,312,589	6,416,628	6,358,888	6,416,628
Diluted	6,457,397	6,544,450	6,504,838	6,534,751
Basic earnings per share	$0.34	$0.16	$0.63	$0.37
Diluted earnings per share	$0.33	$0.16	$0.61	$0.36

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended					For the Year Ended
Non-GAAP Reconciliation	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
Operating net income reconciliation
Net income (GAAP)	$2,152	$1,831	$1,345	$1,730	$1,031	$3,983	$2,366
Net loss on securities available for sale	—	—	385	—	—	—	—
ESOP Compensation expense related to dividend	210	211	—	—	—	421
Merger-related expenses	—	—	119	196	939	—	989
Income tax expense	(46)	(46)	(111)	(43)	(207)	(93)	(218)
Operating net income	$2,316	$1,996	$1,738	$1,883	$1,763	$4,311	$3,137
Weighted average diluted shares	6,457,397	6,547,817	6,620,602	6,611,468	6,544,450	6,504,838	6,534,751
Adjusted diluted earnings per share	$0.36	$0.30	$0.26	$0.29	$0.27	$0.66	$0.48
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$19.66	$19.25	$20.14	$20.02	$19.49	$19.52	$19.49
Effect of goodwill and other intangibles	(2.86)	(2.85)	(2.84)	(2.84)	(2.85)	(2.84)	(2.85)
Tangible book value per common share	$16.80	$16.40	$17.30	$17.18	$16.64	$16.68	$16.64
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	13.29%	13.40%	14.90%	14.61%	14.32%	13.29%	14.32%
Effect of goodwill and other intangibles	(1.71)%	(1.75)%	(1.81)%	(1.81)%	(1.83)%	(1.71)%	(1.83)%
Tangible equity to tangible assets (1)	11.58%	11.65%	13.08%	12.80%	12.49%	11.58%	12.49%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.